SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549






                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934





       Date of Report (Date of earliest event reported): November 1, 2002







                         CNL RETIREMENT PROPERTIES, INC.
               (Exact Name of Registrant as Specified in Charter)



             Florida                      000-32607              59-3491443
  (State or other jurisdiction    (Commission File Number)      (IRS Employer
        of incorporation)                                    Identification No.)


                450 South Orange Avenue                              32801
                    Orlando, Florida                              (Zip Code)
        (Address of principal executive offices)



       Registrant's telephone number, including area code: (407) 650-1000




Item 2.       Acquisition or Disposition of Assets.

         Homewood Residence at Brookmont Terrace located in Nashville, Tennessee. On November 1, 2002, the Company acquired the Homewood Residence at Brookmont Terrace assisted living Property located in Nashville, Tennessee (the "Nashville Property") for $8,957,850 from American Retirement Corporation ("ARC"). The Company, as lessor, has entered into a long-term, triple-net lease agreement with a wholly owned subsidiary of ARC relating to this Property. The general terms of the lease agreement are described in the section of the Prospectus entitled "Business -- Description of Property Leases." The principal features of the lease are as follows:

o        The initial term of the lease expires on October 31, 2017.

o At the end of the initial lease term, the tenant will have two consecutive renewal options of five years each.

o The lease requires minimum annual rent of $918,180 for the first lease year with increases of 2% each lease year thereafter.

o In addition to minimum rent, the lease requires percentage rent equal to 10% of gross revenues in excess of the "Nashville Baseline Gross Revenues." The Nashville Baseline Gross Revenues will be the prior 12 months total revenue for the period ending on the earlier of (i) the 36th month of the lease, or (ii) the month in which the facility achieves average occupancy of 93% for the prior 12 months. Percentage rents will be net of any minimum base rent increases.

o A security deposit equal to $358,314 has been retained by the Company as security for the tenant's obligations under the lease. The security deposit will remain in place until the expiration of the lease.

o ARC has guaranteed all of the tenant's obligations under the lease throughout the duration of the lease. Since the guarantee is unlimited, the Company estimates that the guarantee will be sufficient to fund any future operating shortfalls for the term of the lease.

o The lease for this Property contains cross-default terms with respect to the leases for the Arlington, Boca Raton, Oak Park and Coconut Creek Properties, meaning that if the tenant of any of these Properties defaults on its obligations under its leases, the Company will have the ability to pursue its remedies under the leases with respect to any of these Properties, regardless of whether the tenant of any such Property is otherwise in default under its lease.

         In connection with the acquisition of this Property, the Company may be required to make an additional payment (the "Nashville Earnout Amount") if certain earnout provisions are achieved by the end of the 30th month of the lease term. The Nashville Earnout Amount is equal to the lesser of: (i) the lesser of (a) the actual net operating income for the 12-month period ending April 30, 2005, or (b) that same amount as calculated as if the averagae occupancy for that period had been 93%; the lesser of (a) or (b) then being divided by 1.10 and the resulting number then being divided by the current lease rate, then subtracting from such number the Company's initial investment in the Property; (ii) 20% of the Company's initial investment in the Property; and
(iii) 94% of the fair market value of the Property, less the Company's initial investment in the Property. At such time that the Nashville Earnout Amount becomes payable, the lease will be amended to increase the basis by which annual minimum rent is calculated.

         The federal income tax basis of the depreciable portion of the Nashville Property is approximately $8.5 million.

         The Nashville Property, which opened in May 2000, includes 62 assisted living units and 30 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a common activities room, dining room and sun room, a beauty shop, covered porches, patios and a courtyard area. The Property is located in southwest Nashville, is less than five miles from St. Thomas Hospital. In addition, the Nashville Property is within 15 miles of five additional hospitals and is near shopping and dining areas. Between 2002 and 2006, the age and income qualified population within a five-mile radius of the Nashville Property is expected to increase by 17.75%. Other senior living facilities located in proximity to the Nashville Property include Barton House, Belmont Village of Green Hills, Mary Queen of the Angels and The Waterford, which is currently under construction. The average occupancy rate, the revenue per occupied unit (per diem) and the revenue per available unit (per diem) for the period the assisted living facility has been operational are as follows:

                                    Nashville Property
                   ----------------------------------------------------------

                     Average            Revenue               Revenue
                    Occupancy         per Occupied         per Available
    Year              Rate                Unit                 Unit
-------------     --------------     ---------------      ----------------

       *2000         17.00%              $150.09               $24.45
        2001         62.00%                84.40                57.52
      **2002         72.00%                97.03                70.01

   * Data for 2000 represents the period May 15, 2000 through December 31, 2000. ** Data for 2002 represents the period January 1, 2002 through September 30,
     2002.





                         CNL RETIREMENT PROPERTIES, INC.
                STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION
                   OF PROPERTIES ACQUIRED FROM MARCH 23, 2002
                            THROUGH NOVEMBER 1, 2002
                For the Year Ended December 31, 2001 (Unaudited)

         The following schedule presents unaudited estimated taxable operating results before dividends paid deduction of each Property acquired by the Company from March 23, 2002 through November 1, 2002 and the Properties for which the Company had entered into initial commitments to acquire as of November 1, 2002. The statement presents unaudited estimated taxable operating results for each Property as if the Property (i) had been acquired the earlier of (a) the actual date acquired by the Company or (b) January 1, 2001, and (ii) had been operational during the period January 1, 2001 through December 31, 2001. The schedule should be read in light of the accompanying footnotes. For information relating to Properties acquired prior to March 23, 2002, see Appendix E to the Prospectus dated May 14, 2002.

         These estimates do not purport to present actual or expected operations of the Company for any period in the future. The estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith.



                                          Brighton Gardens         Brighton Gardens        MapleRidge             MapleRidge
                                            by Marriott               by Marriott         by Marriott            by Marriott
                                           Camarillo (8)              Towson (8)          Clayton (8)           Dartmouth (8)
                                     ------------------------   --------------------   --------------------- ----------------------
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:
Rental Income (1)                          $1,306,131                 $1,015,122             $579,616               $674,467

Earned Income (1)                                  --                         --                   --                     --

FF&E Reserve Income (2)                        48,803                     24,090               14,070                 36,707

Asset Management Fees (3)                     (86,089  )                 (66,553 )            (37,349  )             (43,694 )

Interest Expense (4)                         (343,437  )                (291,488 )           (148,998  )            (174,308 )

General and Administrative
    Expenses (5)                             (104,490  )                 (81,210 )            (46,369  )             (53,957 )
                                         -------------           ----------------      ---------------       ----------------

Estimated Cash Available from
    Operations                                820,918                    599,961              360,970                439,215

Depreciation and Amortization
    Expense (6) (7)                          (580,928  )                (476,167 )           (257,245  )            (296,915 )
                                         -------------           ----------------      ---------------       ----------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                          $ 239,990                  $ 123,794             $103,725               $142,300
                                         =============           ================      ===============       ================



                                  See Footnotes



                                      MapleRidge     Brighton Gardens     Brighton Gardens     Brighton Gardens    Brighton Gardens
                                      by Marriott       by Marriott          by Marriott          by Marriott         by Marriott
                                     Elk Grove (8)     Brentwood (9)         Atlanta (9)         Charlotte (9)      Chevy Chase (9)
                                    ---------------  -----------------   -------------------  ------------------  ------------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:
Rental Income (1)                        $575,983            $  --                 $  --               $  --              $   --

Earned Income (1)                              --          695,044               837,863             352,283           2,166,197

FF&E Reserve Income (2)                    16,974               --                    --                  --                  --

Asset Management Fees (3)                 (37,089 )        (38,099  )            (45,927  )          (19,310  )         (115,862 )

Interest Expense (4)                     (147,961 )             --                    --                  --                  --

General and Administrative
    Expenses (5)                          (46,079 )        (55,604  )            (67,029  )          (28,183  )         (173,296 )
                                    --------------
                                                     --------------       ---------------     ---------------      --------------

Estimated Cash Available from
    Operations                            361,828          601,341               724,907             304,790           1,877,039

Depreciation and Amortization
    Expense (6) (7)                      (256,444 )             --                    --                  --                  --
                                    --------------   --------------       ---------------     ---------------      --------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                       $105,384         $601,341              $724,907            $304,790          $1,877,039
                                    ==============   ==============       ===============     ===============      ==============



                                  See Footnotes


                                  Brighton Gardens      Brighton Gardens       Brighton Gardens        Brighton Gardens
                                    by Marriott           by Marriott             by Marriott            by Marriott
                                   Middletown (9)       Mountainside (9)          Naples (9)             Raleigh (9)
                                 -----------------  ----------------------  ---------------------  ---------------------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:
Rental Income (1)                        $   --                $   --                   $   --               $   --

Earned Income (1)                     1,361,793             1,466,525                  613,446            1,056,848

FF&E Reserve Income (2)                      --                    --                       --                   --

Asset Management Fees (2)               (68,891  )            (74,632 )                (48,015 )            (57,931  )

Interest Expense (3)                         --                    --                       --                   --

General and Administrative
    Expenses (4)                       (106,943  )           (117,322 )                (49,076 )            (84,548  )
                                 ---------------       ---------------       ------------------      ---------------

Estimated Cash Available from
    Operations                        1,183,959             1,274,571                  516,355              914,369

Depreciation and Amortization
    Expense (5) (6)                          --                    --                       --                   --
                                 ---------------       ---------------       ------------------      ---------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                   $1,183,959            $1,274,571                $ 516,355            $ 914,369
                                 ===============       ===============       ==================      ===============



                                  See Footnotes



                                                                                                                  Brooksby Village
                                    Brighton Gardens        Brighton Gardens        Brighton Gardens               Continuing Care
                                      by Marriott            by Marriott             by Marriott                     Retirement
                                     Stamford (9)             Venice (9)          Winston-Salem (9)                Community (10)
                                    --------------------- --------------------  ------------------------     ----------------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:
Rental Income (1)                          $   --                  $   --                  $  --                     $2,607,568

Earned Income (1)                       1,485,300                 714,087                771,214                             --

FF&E Reserve Income (2)                        --                      --                     --                             --

Asset Management Fees (2)                 (81,417 )               (39,143  )             (42,274 )                     (104,303  )

Interest Expense (3)                           --                      --                     --                             --

General and Administrative
    Expenses (4)                         (118,824 )               (57,127  )             (61,697 )                     (208,605  )
                                    --------------        ----------------      -----------------              -----------------

Estimated Cash Available from
    Operations                          1,285,059                 617,817                667,243                      2,294,660

Depreciation and Amortization
    Expense (5) (6)                            --                      --                     --                             --
                                    --------------        ----------------      -----------------              -----------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                    $ 1,285,059               $ 617,817               $667,243                    $ 2,294,660
                                    ==============        ================      =================              =================



                                  See Footnotes


                                    Homewood Residence            Sunrise of                Sunrise of
                                         Nashville              Annapolis (9)             Pikesville (9)               Total
                                   ----------------------  -----------------------  -------------------------  --------------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:
Rental Income (1)                         $ 918,180                    $   --                   $   --              $ 7,677,067

Earned Income (1)                                --                 1,312,500                1,060,500               13,893,600

FF&E Reserve Income (2)                          --                        --                       --                  140,644

Asset Management Fees (2)                   (53,747 )                 (75,000  )               (60,600 )             (1,195,925  )

Interest Expense (3)                             --                  (780,357  )              (630,529 )             (2,517,078  )

General and Administrative
    Expenses (4)                            (73,454 )                (105,000  )               (84,840 )             (1,725,653  )
                                    ----------------          ----------------        -----------------        -----------------

Estimated Cash Available from
    Operations                              790,979                   352,143                  284,531               16,272,655

Depreciation and Amortization
    Expense (5) (6)                        (386,464 )                  (5,743  )                (4,640 )             (2,264,546  )
                                    ----------------          ----------------        -----------------        -----------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                        $ 404,515                 $ 346,400                $ 279,891              $14,008,109
                                    ================          ================        =================        =================



                                  See Footnotes
FOOTNOTES:

(1) Rental income on operating leases and earned income on direct financing leases does not include percentage rents which will become due if specified levels of gross receipts are achieved.

(2) Reserve funds will be used for the replacement and renewal of furniture, fixtures and equipment related to the Properties ("FF&E Reserve"). The funds in the FF&E Reserve and all property purchased with the funds from the FF&E Reserve will be paid, granted and assigned to the Company. In connection therewith, FF&E Reserve income will be earned at 1% of gross receipts for the first lease year and has been estimated based on historical gross revenues.

(3) The Properties will be managed pursuant to an advisory agreement between the Company and CNL Retirement Corp. (the "Advisor"), pursuant to which the Advisor will receive monthly asset management fees in an amount equal to one-twelfth of .60% of the Company's Real Estate Asset Value as of the end of the preceding month as defined in such agreement. See "Management Compensation."

(4) The Company has obtained Permanent Financing of $23,520,000 related to the purchase of the Camarillo, Towson, Clayton, Dartmouth and Elk Grove Properties with an interest rate based on the commercial paper rate plus 186 basis points. In addition, the Company is expected to assume the obligations of the current owner of the Annapolis and Pikesville Properties under a mortgage note secured by the Properties. The principal amount of the loan is $20,600,000 with an interest rate of 7.83% per annum. The mortgage note matures in 2008.

(5) Estimated at 8% of gross rental income, based on the previous experience of an Affiliate of the Advisor with another public REIT.

(6) The federal tax basis of the depreciable portion of each Property accounted for as an operating lease and the number of years the assets have been depreciated on the straight-line method are as follows:

                                                               Furniture and
                                           Buildings              Fixtures
                                         (27.5 years)          (3-15 years)
                                         ---------------     -------------------
         Camarillo Property               $ 16,887,847             $ 542,589
         Towson Property                    14,375,847               355,731
         Clayton Property                    7,656,922               209,314
         Dartmouth Property                  9,028,929               205,663
         Elk Grove Property                  7,583,195               218,022
         Nashville Property                  8,029,857               472,345

(7)      Loan  costs   totalling   $798,818  have  been   amortized   under  the
         straight-line method over the term of the loan.

(8) These Properties are owned by a consolidated joint venture in which the Company owns a 76.75% interest. For purposes of this table, the balances presented represent the 76.75% interest owned by the Company. Aggregate rental income totalling $4,151,319 from these Properties, representing the Company's interest, is included in the pro forma rental income adjustment from operating leases of $15,470,581 shown on the unaudited pro forma consolidated statement of earnings for the year ended December 31, 2001.

(9) The lessee of the Brentwood, Atlanta, Charlotte, Chevy Chase, Middletown, Mountainside, Naples, Raleigh, Stamford, Venice, Winston-Salem, Annapolis and Pikesville is the same unaffiliated lessee.

(10)     The lease for this Property is a land lease only.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

                  (b)      Pro forma financial information.

                           See Index to Pro Forma  Financial  Statements on page
                           11.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

                                   CNL RETIREMENT PROPERTIES, INC.


Dated:  November 18, 2002          By:   /s/ Thomas J. Hutchison III
                                         ----------------------------
                                        THOMAS J. HUTCHISON III, President


                          INDEX TO FINANCIAL STATEMENTS

                         CNL RETIREMENT PROPERTIES, INC.


                                                                                                         Page
Pro Forma Consolidated Financial Information (unaudited):

     Pro Forma Consolidated Balance Sheet as of September 30, 2002                                          13

     Pro Forma Consolidated Statement of Earnings for the nine months ended September 30, 2002              14

     Pro Forma Consolidated Statement of Earnings for the year ended December 31, 2001                      15

     Notes to Pro Forma Consolidated Financial Statements for the nine months ended September 30,
        2002 and the year ended December 31, 2001                                                           16



                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

         The following Unaudited Pro Forma Consolidated Balance Sheet of CNL Retirement Properties, Inc. and its subsidiaries (the "Company") gives effect to
(i) the receipt of $47,841,334 in gross offering proceeds from the sale of 4,784,133 additional shares for the period October 1, 2002 through November 1, 2002, the assumption of a $20,600,000 loan under mortgage notes payable and the accrual of related offering expenses, acquisition fees and miscellaneous acquisition expenses and (ii) the application of such funds and cash on hand as of September 30, 2002, to purchase four Properties, all as reflected in the pro forma adjustments described in the related notes. The Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2002, has been adjusted to give effect to the transactions in (i) and (ii) above as if they had occurred on September 30, 2002.

         The Unaudited Pro Forma Consolidated Statements of Earnings for the nine months ended September 30, 2002 and for the year ended December 31, 2001, include the historical operating results of the Properties described in (ii) above, as well as 22 properties purchased by the Company prior to September 30, 2002, from the date of their acquisition plus operating results from (A) the later of (i) the date the Properties became operational by the previous owners or (ii) January 1, 2001, to (B) the earlier of (i) the date the Properties were acquired by (or for the pending acquisitions, became probable of being acquired by) the Company or (ii) the end of the pro forma period presented (the "Pro Forma Period").

         This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or condition if the various events and transactions reflected herein had occurred on the dates or been in effect during the periods indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company's financial results or conditions in the future.





                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2002


                                                                                    Pro Forma
                         ASSETS                             Historical             Adjustments                  Pro Forma
                                                          --------------          --------------              -------------

Land, buildings and equipment on operating leases, net      $146,590,466             $26,341,634    (b)        $174,462,912
                                                                                       1,530,812    (b)
Net investment in direct financing leases (c)                115,629,495              22,600,000    (b)         139,735,559
                                                                                       1,506,064    (b)
Mortgage loan receivable                                       1,893,472                      --                  1,893,472
Cash and cash equivalents                                     48,844,522              47,841,334    (a)          61,475,991
                                                                                      (6,039,969 )  (a)
                                                                                     (29,528,210 )  (b)
                                                                                         358,314    (d)
Restricted cash                                                  797,970                      --                    797,970
Note and other receivables                                     2,970,417                      --                  2,970,417
Investment in unconsolidated subsidiary                          293,456                      --                    293,456
Loan costs, net                                                  840,981                 259,576    (b)           1,100,557
Accrued rental income                                            862,444                      --                    862,444
Other assets                                                   4,772,961               2,152,860    (a)           4,815,945
                                                                                         927,000    (b)
                                                                                      (3,036,876 )  (b)
                                                          --------------          --------------              -------------
                                                            $323,496,184             $64,912,539               $388,408,723
                                                          ==============          ==============              =============

          LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
    Accounts payable and accrued expenses                    $ 1,499,998                 $    --                $ 1,499,998
    Due to related parties                                     1,142,202                      --                  1,142,202
    Mortgages payable                                         45,409,216              20,600,000    (b)          66,009,216
    Security deposits                                          3,204,875                 358,314    (d)           3,563,189
    Rents paid in advance                                         27,907                      --                     27,907
                                                          --------------          --------------              -------------
          Total liabilities                                   51,284,198              20,958,314                 72,242,512
                                                          --------------          --------------              -------------

Minority interest                                              8,550,981                      --                  8,550,981
                                                          --------------          --------------              -------------

Stockholders' equity:
    Preferred stock, without par value.
       Authorized and unissued 3,000,000 shares                       --                      --                         --
    Excess shares, $0.01 par value per share.
       Authorized and unissued 103,000,000 shares                     --                      --                         --
    Common stock, $0.01 par value per share.
       Authorized 100,000,000 shares; issued
       30,247,269 and outstanding 30,224,077 shares;
       issued 35,031,402 and outstanding
       35,008,210 shares, as adjusted                            302,241                  47,841    (a)             350,082
    Capital in excess of par value                           267,503,103              47,793,493    (a)         311,409,487
                                                                                      (3,887,109 )  (a)
    Accumulated distributions in excess of net earnings       (4,144,339 )                    --                 (4,144,339 )
                                                          --------------          --------------              -------------
          Total stockholders' equity                         263,661,005              43,954,225                307,615,230
                                                          --------------          --------------              -------------
                                                            $323,496,184             $64,912,539               $388,408,723
                                                          ==============          ==============              =============




 See accompanying notes to unaudited pro forma consolidated financial statements.


                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                      NINE MONTHS ENDED SEPTEMBER 30, 2002


                                                                                Pro Forma
                                                        Historical             Adjustments               Pro Forma
                                                        ------------          ---------------           -------------

Revenues:
    Rental income from operating leases                 $ 8,191,823               $6,607,729     (1)     $14,799,552
    Earned income from direct financing leases (2)           38,473               13,016,497     (1)      13,054,970
    Contingent rent                                           4,464                       --                   4,464
    FF&E reserve income                                     102,234                  136,580     (3)         238,814
    Interest income from mortgage loan receivable            23,472                       --                  23,472
    Interest and other income                             1,339,680               (1,314,524   ) (4)          25,156
                                                        ------------          ---------------           -------------
                                                          9,700,146               18,446,282              28,146,428
                                                        ------------          ---------------           -------------
Expenses:
    Interest                                                846,953                1,896,147     (5)       2,743,100
    General operating and administrative                    878,062                       --                 878,062
    Property expenses                                        20,604                       --                  20,604
    Asset management fees to related party                  397,674                  889,252     (6)       1,286,926
    Depreciation and amortization                         2,251,018                1,096,343     (8)       3,347,361
                                                        ------------          ---------------           -------------
                                                          4,394,311                3,881,742               8,276,053
                                                        ------------          ---------------           -------------

Net earnings before share in equity in earnings of
    unconsolidated subsidiary and minority interest
    in earnings of consolidated joint venture             5,305,835               14,564,540              19,870,375

Share in equity in earnings of unconsolidated
    subsidiary                                                5,729                       --                   5,729

Minority interest in earnings of consolidated joint
    venture                                                (272,096  )              (283,623   ) (9)        (555,719 )
                                                        ------------          ---------------           -------------


Net earnings                                             $5,039,468             $ 14,280,917             $19,320,385
                                                        ============          ===============           =============

Net earnings per share of common stock
    (basic and diluted) (10)                               $   0.30                                        $    0.74
                                                        ============
                                                                                                        =============

Weighted average number of shares of common
    stock outstanding (basic and diluted) (10)           16,932,082                                       26,175,066
                                                        ============                                    =============




 See accompanying notes to unaudited pro forma consolidated financial statements.


                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                          YEAR ENDED DECEMBER 31, 2001



                                                                                Pro Forma
                                                        Historical             Adjustments               Pro Forma
                                                        ------------          ---------------           -------------

Revenues:
    Rental income from operating leases                 $ 1,725,018             $ 17,903,923     (1)    $ 19,628,941
    Earned income from direct financing leases (2)               --               17,008,638     (1)      17,008,638
    FF&E reserve income                                      39,199                  183,249     (3)         222,448
    Interest and other income                               135,402                 (134,844   ) (4)             558
                                                        ------------          ---------------           -------------
                                                          1,899,619               34,960,966              36,860,585
                                                        ------------          ---------------           -------------
Expenses:
    Interest                                                105,056                4,289,113     (5)       4,394,169
    General operating and administrative                    395,268                       --                 395,268
    Asset management fees to related party                   93,219                1,584,521     (6)       1,677,740
    Reimbursement of operating expenses
       from related party                                  (145,015  )               145,015     (7)              --
    Depreciation and amortization                           535,126                3,886,682     (8)       4,421,808
                                                        ------------          ---------------           -------------
                                                            983,654                9,905,331              10,888,985
                                                        ------------          ---------------           -------------

Net earnings before minority interest in earnings of
    consolidated joint venture                              915,965               25,055,635              25,971,600

Minority interest in earnings of consolidated
    joint venture                                                --                 (628,023   ) (9)        (628,023 )
                                                        ------------           ---------------           -------------


Net earnings                                              $ 915,965             $ 24,427,612             $25,343,577

                                                        ============          ===============           =============

Net earnings per share of common stock
    (basic and diluted) (10)                               $   0.38                                         $   0.98
                                                        ============
                                                                                                        =============

Weighted average number of shares of common
    stock outstanding (basic and diluted) (10)            2,391,072                                       25,837,549
                                                        ============                                    =============


                           See accompanying notes to unaudited pro forma consolidated financial statements.



                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND
                        THE YEAR ENDED DECEMBER 31, 2001


Unaudited Pro Forma Consolidated Balance Sheet:

(a) Represents gross proceeds of $47,841,334 from the sale of 4,784,133 shares during the period October 1, 2002 through November 1, 2002, and payments of $6,039,969 for related acquisition fees of $2,152,860 (4.5% of gross proceeds) which are reflected in other assets, selling commissions of $3,588,100 (7.5% of gross proceeds), marketing support fees of $239,207 (0.5% of gross proceeds) and due diligence expense reimbursements of $59,802 (0.125% of gross proceeds) which have been netted against stockholders' equity.

(b) Represents the use of $29,528,210 of cash and cash equivalents and the assumption of a $20,600,000 loan under mortgage notes payable to purchase 4 properties for $48,941,634, to pay $927,000 of acquisition fees on permanent financing (4.5% of permanent financing) and to pay loan costs of $259,576. Also represents reclassification of $118,900 in miscellaneous acquisition costs and $1,411,912 in acquisition fees to land, buildings and equipment on operating leases and reclassification of $294,704 in miscellaneous acquisition costs and $1,211,360 in acquisition fees to net investment in direct financing leases.



                                                                                      Acquisition
                                                                                        Fees and
                                                                                     Closing Costs
                                                                                      Allocated to
                                                                 Purchase Price        Investment            Total
                                                                 ----------------    ---------------     ---------------

         Sunrise in Annapolis, MD                                   $ 12,500,000          $ 843,396        $ 13,343,396
         Sunrise in Pikesville, MD                                    10,100,000            662,668          10,762,668
                                                                 ----------------    ---------------     ---------------
             Investment in direct financing leases (c)                22,600,000          1,506,064          24,106,064
         Brooksby Village Continuing Care Retirement
             Community in Peabody, MA                                 17,383,784          1,041,771          18,425,555
         Homewood Residence in Nashville, TN                           8,957,850            489,041           9,446,891
                                                                 ----------------    ---------------     ---------------
             Properties subject to operating leases                   26,341,634          1,530,812          27,872,446
                                                                 ----------------    ---------------     ---------------

                                                                    $ 48,941,634         $3,036,876        $ 51,978,510
                                                                 ================    ===============     ===============


(c) In accordance with generally accepted accounting principles, leases in which the present value of future minimum lease payments equals or exceeds 90 percent of the value of the related properties are treated as direct financing leases rather than as land, buildings and equipment. The direct financing leases have initial terms of 35 years and contain provisions that allow the lessees to elect to purchase the properties at the end of the lease term for the Company's initial investment amount. The leases also permit the Company to require the lessees to purchase the properties at the end of the lease term for the same amount. The categorization of the leases has no effect on the rental payments due under the leases.

(d)      Represents  security  deposit of $358,314  received  from the lessee in
         conjunction   with  the  acquisition  of  the  property  in  Nashville,
         Tennessee.

Unaudited Pro Forma Consolidated Statements of Earnings:

(1) Represents adjustment to rental income from the operating leases and earned income from the direct financing leases for the properties acquired or made probable by the Company as of November 1, 2002 (collectively, the "Pro Forma Property'' or "Pro Forma Properties'') for the Pro Forma Period.


                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                        FINANCIAL STATEMENTS - CONTINUED
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND
                        THE YEAR ENDED DECEMBER 31, 2001

Unaudited Pro Forma Consolidated Statements of Earnings - Continued :

         The following presents the actual date the Pro Forma Properties were acquired by the Company, or became probable of acquisition in the case of the 4 pending acquisitions as of November 1, 2002, as compared to the date the Pro Forma Properties were treated as becoming operational as a rental property for purposes of the Pro Forma Consolidated Statements of Earnings.



                                                                                        Date the
                                                                                        Property
                                                                                         Became
                                                                                     Operational as
                                                                  Date                  a Rental
                                                           Acquired/Probable          Property for          Purchase
                                                             by the Company            Pro Forma              Price
                                                                                        Purposes
                                                          ---------------------     -----------------     --------------
         Acquired:
         Properties subject to operating leases:
         Broadway Plaza in Arlington, TX                  November 9, 2001          January 1, 2001          $10,578,750
         Homewood Residence in Boca Raton, FL             November 9, 2001          January 1, 2001            9,672,000
         Holley Court Terrace in Oak Park, IL             February 11, 2002         January 1, 2001           18,469,275
         Homewood Residence in Coconut Creek, FL          February 11, 2002         January 1, 2001            9,687,563
         Heritage Club in Greenwood Village, CO           March 22, 2002            January 1, 2001           17,865,375
         Brighton Gardens in Camarillo, CA a              May 16, 2002              January 1, 2001           18,694,698
         Brighton Gardens in Towson, MD a                 May 16, 2002              January 1, 2001           14,452,319
         MapleRidge in Clayton, OH a                      May 17, 2002              January 1, 2001            8,110,569
         MapleRidge in Dartmouth, MA a                    May 16, 2002              January 1, 2001            9,488,304
         MapleRidge in Elk Grove, CA a                    May 16, 2002              January 1, 2001            8,054,110
         Brooksby Village Continuing Care Retirement
           Community in Peabody, MA                       October 10, 2002          January 1, 2001           17,383,784
         Investments in direct financing leases:
         Homewood Residence in Nashville, TN              November 1, 2002          January 1, 2001           8,957,850
         Brighton Gardens in Brentwood, TN                September 30, 2002        January 1, 2001           6,349,794
         Brighton Gardens in Atlanta, GA                  September 30, 2002        January 1, 2001           7,654,546
         Brighton Gardens in Charlotte, NC                September 30, 2002        January 1, 2001           3,218,389
         Brighton Gardens in Chevy Chase, MD              September 30, 2002        January 1, 2001          19,310,331
         Brighton Gardens in Middletown, NJ               September 30, 2002        January 1, 2001          11,481,818
         Brighton Gardens in Mountainside, NJ             September 30, 2002        January 1, 2001          12,438,636
         Brighton Gardens in Naples, FL                   September 30, 2002        January 1, 2001           8,002,479
         Brighton Gardens in Raleigh, NC                  September 30, 2002        January 1, 2001           9,655,165
         Brighton Gardens in Stamford, CT                 September 30, 2002        January 1, 2001          13,569,421
         Brighton Gardens in Venice, FL                   September 30, 2002        January 1, 2001           6,523,760
         Brighton Gardens in Winston-Salem, NC            September 30, 2002        January 1, 2001           7,045,661
         Probable:
         Investments in direct financing leases:
         Sunrise in Annapolis, MD                         September 3, 2002         January 1, 2001          12,500,000
         Sunrise in Pikesville, MD                        September 3, 2002         January 1, 2001          10,100,000

         a  The properties in Camarillo, California, Towson, Maryland, Clayton, Ohio, Dartmouth, Massachusetts, and Elk Grove,
         California (the "Marriott Portfolio Properties") are owned through a consolidated joint venture (the "Joint Venture") in which the Company owns a 76.75 percent interest.  See Note (9).



                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                        FINANCIAL STATEMENTS - CONTINUED
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND
                        THE YEAR ENDED DECEMBER 31, 2001


Unaudited Pro Forma Consolidated Statements of Earnings - Continued:

         The adjustments to rental income from operating leases for the nine months ended September 30, 2002 and the year ended December 31, 2001, include $2,216,648 and $5,911,061, respectively, relating to the Marriott Portfolio Properties. If the operating cash flows of the
         Marriott Portfolio Properties are not sufficient to fund rental payments due under the lease agreements, amounts are required to be funded by Marriott International, Inc. or its subsidiaries under the terms of a rental payment guarantee arrangement. The pro forma adjustments to rental income from operating leases for the nine months ended September 30, 2002 and the year ended December 31, 2001, include assumed funding amounts under the guarantee of $1,381,000 and $3,179,000, respectively, based on the actual historical operating cash flows of the Marriott Portfolio Properties during the pro forma periods.

         Certain leases provide for the payment of percentage rent in addition to base rental income; however, no percentage rent was due under the leases for the Pro Forma Properties during the period the Company was assumed to have held the Pro Forma Properties.

(2)      See Note (c) under "Pro Forma Consolidated Balance Sheet" above.

(3) Represents reserve funds, which will be used for the replacement and renewal of furniture, fixtures and equipment relating to certain Properties (the "FF&E Reserve"). The funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve will be paid, granted and assigned to the Company.

(4) Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts after the purchase of the Pro Forma Properties. The pro forma adjustment is based upon the fact that interest income from interest bearing accounts was earned at a rate of approximately two to four percent per annum by the Company during the nine months ended September 30, 2002 and the year ended December 31, 2001.


                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                        FINANCIAL STATEMENTS - CONTINUED
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND
                        THE YEAR ENDED DECEMBER 31, 2001


Unaudited Pro Forma Consolidated Statements of Earnings - Continued:

(5) Represents adjustment to interest expense for mortgage loans for the Pro Forma Period based on the following terms:


                                                                                     Pro Forma
                                                                                    Adjustment              Pro Forma
                                                                                   for the Nine            Adjustment
                                                                                   Months Ended        for the Year Ended
                                   Mortgage                                        September 30,        December 31, 2001
                                     Loan                Interest Rate                 2002
                                 -------------     --------------------------    ------------------    --------------------
         Holley Court              $12,974,397     Floating   at  350  basis          $89,626               $932,266
         Terrace in Oak                            points  over  the  30-day
         Park, IL, maturing                        LIBOR,   with   a   LIBOR
         October 2003                              floor   of    3.50.    If
                                                   30-day  LIBOR falls below
                                                   2.60,  interest rate will
                                                   be 30-day  LIBOR plus 440
                                                   basis   points.    During
                                                   the  Pro  Forma   Period,
                                                   the interest  rate varied
                                                   from 6.14% to 8.00%.

         Marriott Portfolio        23,520,000      Floating at 186 basis              381,186               1,407,432
         Properties                                points over the rate of
         maturing May 2006                         commercial paper graded
                                                   A1 by Standard & Poors
                                                   or F1 by Fitch IBCA.
                                                   During the Pro Forma
                                                   Period, the interest
                                                   rate varied from 3.69%
                                                   to 7.44%.

         Sunrise in                20,600,000      7.83%, with principal             1,038,931              1,410,886
         Annapolis and                             and interest payable
         Pikesville, MD,                           monthly.
         maturing December
         2008

         Heritage Club in           9,100,000      6.50%,   with   principal          386,404                538,529
         Greenwood Village,                        and   interest    payable
         CO, maturing                              monthly.
         December 2006
                                                                                 ------------------    --------------------

                                                                                    $1,896,147             $4,289,113
                                                                                 ==================    ====================



         If the interest rates on variable rate loans would have increased by 0.125% during the Pro Forma Period, interest expense would have increased by $46,950 and $73,937 for the nine months ended September 30, 2002 and the year ended December 31, 2001, respectively.



                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                        FINANCIAL STATEMENTS - CONTINUED
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND
                        THE YEAR ENDED DECEMBER 31, 2001


Unaudited Pro Forma Consolidated Statements of Earnings - Continued:

(6) Represents increase in asset management fees relating to the Pro Forma Properties for the Pro Forma Period. Asset management fees are equal to 0.60% per year of the Company's Real Estate Asset Value as defined in the Company's prospectus.

(7) Pursuant to the advisory agreement, CNL Retirement Corp. (the "Advisor") is required to reimburse the Company the amount by which the total operating expenses paid or incurred by the Company exceed in any four consecutive fiscal quarters (the "Expense Year") the greater of two percent of average invested assets or 25 percent of net income (the "Expense Cap.") During the Expense Year ended June 30, 2001, the Company's operating expenses exceeded the Expense Cap by $145,015.

         As a result of the Pro Forma Properties being treated in the Pro Forma Consolidated Statements of Earnings as operational for the Pro Forma Period, the Expense Cap increased based on two percent of average invested assets; therefore, the amount of the reimbursement of operating expenses from related party was adjusted for the year ended December 31, 2001.

(8) Represents increase in depreciation expense of the buildings and the furniture, fixture and equipment ("FF&E") portions of the Pro Forma Properties accounted for as operating leases using the straight-line method of $999,208 and $3,696,949 for the nine months ended September 30, 2002 and the year ended December 31, 2001, respectively. The buildings and FF&E are depreciated over useful lives of 40 and seven years, respectively. Also represents amortization of the loan costs of $97,135 and $189,733 for the nine months ended September 30, 2002 and the year ended December 31, 2001, respectively, on related mortgage loans, amortized during the Pro Forma Period under the straight-line method (which approximates the effective interest method) over the life of the loan.

         The following presents the amount of land, building and FF&E for each of the Pro Forma Properties accounted for as operating leases:



                                                                  Land            Building            FF&E
                                                              -------------    ---------------    --------------

         Broadway Plaza in Arlington, TX                       $ 1,343,538        $ 9,174,538         $  602,226
         Homewood Residence in Boca Raton, FL                    1,143,571          8,501,806            554,537
         Holley Court Terrace in Oak Park, IL                    2,144,134         16,918,724            447,007
         Homewood Residence in Coconut Creek, FL                 1,682,701          7,981,073            559,197
         Heritage Club in Greenwood Village, CO                  1,812,916         16,073,282            942,063
         Brighton Gardens in Camarillo, CA                       2,491,600         16,887,847            542,589
         Brighton Gardens in Towson, MD                            989,915         14,375,847            355,731
         MapleRidge in Clayton, OH                                 813,317          7,656,922            209,314
         MapleRidge in Dartmouth, MA                               920,430          9,028,929            205,663
         MapleRidge in Elk Grove, CA                               812,937          7,583,195            218,022
         Brooksby Village Continuing Care Retirement
             Community in Peabody, MA                           18,425,555                 --                 --
         Homewood Residence in Nashville, TN                       944,689          8,029,857            472,345



                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                        FINANCIAL STATEMENTS - CONTINUED
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND
                        THE YEAR ENDED DECEMBER 31, 2001


Unaudited Pro Forma Consolidated Statements of Earnings - Continued:

(9)

         Represents adjustment to minority interest for the Joint Venture, a consolidated subsidiary in which the Company owns a 76.75% interest, for the Pro Forma Period.



                                                                    For the Nine Months           For the Year
                                                                           Ended                     Ended
                                                                    September 30, 2002         December 31, 2001
                                                                   ----------------------     ---------------------
                 Revenues:
                     Rental income from operating leases                      $ 2,216,648               $ 5,911,061
                     FF&E reserve income                                          136,580                   183,249

                 Expenses:
                     Interest                                                    (381,186 )              (1,407,432 )
                     Asset management fees to related parties                    (112,823 )                (270,774 )
                     Depreciation and amortization                               (639,336 )              (1,714,926 )
                                                                       ----------------------     ---------------------

                 Pro Forma Net Earnings of the Joint
                     Venture                                                    1,219,883                 2,701,178
                 Minority Interest Ownership Percentage                             23.25 %                   23.25 %
                                                                       ----------------------     ---------------------

                 Minority Interest                                             $  283,623                $  628,023
                                                                       ======================     =====================



(10) Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the nine months ended September 30, 2002 and the year ended December 31, 2001. As a result of receipt of gross proceeds from the sale of shares during the period October 1, 2002 through November 1, 2002, as described in Note (a) above, which were available to acquire the Pro Forma Properties described in Note (b) above, pro forma earnings per share were calculated based upon the weighted average number of shares of common stock outstanding, as adjusted for the subsequent sale of shares, during the nine months ended September 30, 2002 and the year ended December 31, 2001.